UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2011

Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600

(Registrant’s telephone number including area code)
Not applicable

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 10, 2011, Robbins & Myers, Inc., an Ohio corporation (“Robbins & Myers”), completed its acquisition of T-3 Energy Services, Inc., a Delaware corporation (“T-3”), pursuant to the terms of the Agreement and Plan of Merger, dated October 6, 2010 (the “Merger Agreement”), by and among Robbins & Myers, T-3, Triple Merger I, Inc., a Delaware corporation and a wholly-owned subsidiary of Robbins & Myers (“Merger Sub”), and Triple Merger II, Inc., a Delaware corporation and a wholly-owned subsidiary of Robbins & Myers (“Merger Sub II”). As provided in the Merger Agreement, on January 10, 2011, Merger Sub was merged with and into T-3, with T-3 continuing as the survivor and as a wholly-owned subsidiary of Robbins & Myers (the “Merger”).
     The Merger Agreement and the Merger were unanimously approved by the Boards of Directors of both Robbins & Myers and T-3 and were approved by the shareholders of Robbins & Myers and the stockholders of T-3 at special meetings of each held on January 7, 2011.
     In the Merger, T-3 stockholders received 0.894 Common Shares of Robbins & Myers, without par value, plus $7.95 in cash, without interest, for each share of Common Stock of T-3, par value $0.001 per share, they owned. Based upon the $41.18 closing price of Robbins & Myers Common Shares on the New York Stock Exchange (the “NYSE”) January 7, 2011, the consideration received by T-3 stockholders had a value of approximately $44.76 per share or $598,416,018 in the aggregate.
     Immediately following completion of the Merger, former T-3 stockholders owned approximately 27% of the outstanding Common Shares of Robbins & Myers.
     No fractional shares were issued in the Merger. T-3 stockholders who would otherwise have received a fraction of a Common Share of Robbins & Myers in the Merger received an amount in cash equal to the value of such fractional share, based upon the $41.18 closing price of Robbins & Myers Common Shares on the NYSE on January 7, 2011.
     Also as provided in the Merger Agreement, each outstanding option to purchase shares of T-3 Common Stock was converted into a fully vested and exercisable option to acquire Common Shares of Robbins & Myers, with the number of shares subject to such option being determined by multiplying the number of shares subject to the T-3 stock option by 1.192 and rounding down to the nearest whole share and the exercise price per share being determined by dividing the per share exercise price under the T-3 option by 1.192 and rounding up to the nearest whole cent.
     The transaction expenses of Robbins & Myers relating to the Merger, including the cash portion of the merger consideration, were funded with available cash of Robbins & Myers.
     The foregoing description of the Merger and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

     The Merger Agreement has been included to provide with information regarding its terms. It is not intended to provide any other factual information about Robbins & Myers or T-3. The representations, warranties, and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Robbins & Myers or T-3. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Robbins & Myers or T-3’s public disclosures.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On January 7, 2011, Robbins & Myers held a special meeting of it shareholders for the purpose of voting on a proposal to approve the issuance of Robbins & Myers Common Shares in connection with the Merger and to approve the Merger and other transactions contemplated by the Merger Agreement, as it may be amended from time to time.
     Pursuant to the terms of Ohio law and the rules of the NYSE, the proposal required the approval of the holders of two-thirds or more of the outstanding Common Shares of Robbins & Myers as of the close of business on November 26, 2010, the record date. As of the record date, there were 32,985,562 outstanding Common Shares of Robbins & Myers.
The following is a summary of the voting results on the proposal.
Issuance of Robbins & Myers Common Shares and Approval of the Merger

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

29,839,919	47,347	3,062	N/A
     In connection with the special meeting, Robbins & Myers also solicited proxies with respect to a proposal to approve an adjournment of the special meeting (if necessary or appropriate, including to solicit additional proxies, if there were not sufficient votes to approval the proposal on the Merger). The adjournment proposal, which was unnecessary in light of the approval of the proposal on the Merger, was not submitted to the Robbins & Myers shareholders at the special meeting.
Item 8.01 Other Events.
     On January 7, 2011, Robbins & Myers issued a press release reporting that the Merger had been approved by the shareholders of Robbins & Myers at their special meeting held earlier that day. A copy of that press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
     On January 10, 2011, Robbins & Myers and T-3 issued a joint press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The historical consolidated financial statements of T-3 required by Item 9.01(a) of Form 8-K are included as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K are included as Exhibit 99.5 to this Current Report on Form 8-K.

(d)	Exhibits.

See the Exhibit Index for a list of all Exhibits filed with this Current Report on Form 8-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.
January 13, 2011	By	/s/ PETER C. WALLACE
		Name:	Peter C. Wallace
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 6, 2010, by and among Robbins & Myers, Inc., Triple Merger I, Inc., Triple Merger II, Inc., and T-3 Energy Services, Inc. was filed as Exhibit 2.1 to the Robbins & Myers, Inc. Current Report on Form 8-K dated October 6, 2010 and is incorporated by reference into this Current Report on Form 8-K.

23.1	Consent of Ernst & Young.

99.1	Press Release issued by Robbins & Myers, Inc., dated January 7, 2011, reporting on the approval of the Merger by the shareholders of Robbins & Myers, Inc. at their special meeting held earlier that day.

99.2	Joint Press Release issued by Robbins & Myers, Inc. and T-3 Energy Services, Inc., dated January 10, 2011, announcing the completion of the Merger.

99.3	Audited consolidated balance sheets of T-3 Energy Services, Inc. as of December 31, 2009 and 2008, and the related audited consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2009.

99.4	Unaudited condensed consolidated balance sheet of T-3 Energy Services, Inc. as of September 30, 2010, and the related unaudited condensed consolidated statements of operations for the three months and the nine months ended September 30, 2010 and 2009 and statements of cash flows for the nine months ended September 30, 2010 and 2009.

99.5	Unaudited pro forma condensed combined statements of income of Robbins & Myers, Inc. and T-3 Energy Services, Inc. for the year ended August 31, 2010 and the three months ended November 30, 2010, and unaudited pro forma condensed combined balance sheet of Robbins & Myers, Inc. and T-3 Energy Services, Inc. as of November 30, 2010.

*	The Agreement and Plan of Merger, as filed, omits the disclosure letters delivered in connection therewith. Robbins & Myers agrees to furnish supplementally a copy of these documents to the Securities and Exchange Commission upon request.

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